BLUE DOLPHIN ENERGY COMPANY

PRESS RELEASE

FOR IMMEDIATE RELEASE
July 26, 2010

BLUE DOLPHIN ANNOUNCES BLUE SKY TRANSACTION CLOSING;
PROVIDES STRATEGY UPDATE

Houston, July 26 / PRNewswire / -- Blue Dolphin Energy Company (NASDAQ: BDCO) (“Blue Dolphin” or the “Company”), an independent oil and gas company with operations in the Gulf of Mexico, today announced that it has closed part of its previously announced transaction with Blue Sky Langsa, Ltd. (“Blue Sky”) to acquire a working interest in a Technical Assistance Contract for the Langsa area, Offshore Indonesia (the “TAC Langsa”) in a non-cash transaction.  Blue Dolphin also announced a core shift in focus from pipeline gathering to exploration and production and the resignation of Thomas W. Heath, President, effective July 1, 2010.  Mr. Heath has agreed to serve as a consultant to the Company to assist with transition matters.

In June 2010, Blue Dolphin announced that it had signed a commitment letter with Blue Sky to acquire a 70% majority working interest in the TAC Langsa. The parties subsequently amended the terms of the commitment letter in order to carry out the transaction in two phases.  Under the first phase, Blue Dolphin will acquire a 7% working interest in the TAC Langsa in exchange for 342,857 shares of Blue Dolphin’s common stock on a post-split adjusted basis.  Both parties have signed the definitive purchase and sale agreement, and Blue Dolphin has issued the common stock consideration to Blue Sky.  Under the second phase, which is subject to shareholder approval, Blue Dolphin, at its option, may acquire the remaining 63% working interest in the TAC Langsa for 3,085,714 shares of Blue Dolphin’s common stock on a post-split adjusted basis.

Blue Dolphin has been working on the strategy shift over the past year in order to find a more favorable business mix and to improve operational income. The transformational acquisition of the Indonesian assets positions Blue Dolphin for future growth, and the Company will continue to evaluate exploration and production opportunities, both on and offshore.  By breaking the Blue Sky deal into two parts, Blue Dolphin will realize the impact of cash flow to operations sooner.

Following acquisition of the TAC Langsa, Blue Dolphin will hold leasehold interests in Indonesia and the western Gulf of Mexico (“GOM”).  Blue Dolphin’s GOM assets are currently held in Galveston Area Block 321, High Island Block 37 and High Island Block 115.  The TAC Langsa area has net proven reserves of greater than 1.9 million barrels of oil.

With throughput levels on its pipelines remaining significantly below capacity, Blue Dolphin is evaluating options to monetize its pipeline assets.  If an attractive alternative is not found, the pipeline assets may be retained.

Blue Dolphin Energy Company is engaged in the gathering and transportation of natural gas and condensate and production of oil and gas in the Gulf of Mexico.  For further information visit the Company’s website at http://www.blue-dolphin.com.

Contact:
T. Scott Howard
Treasurer
713-568-4725

Certain of the statements included in this press release, which express a belief, expectation or intention, as well as those regarding future financial performance or results, or which are not historical facts, are “forward-looking” statements as that term is defined in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.  The words “expect”, “plan”, “believe”, “anticipate”, “project”, “estimate”, and similar expressions are intended to identify forward-looking statements.  These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, including but not limited to our ability to continue as a going concern; collectability of a $2.0 million loan receivable; our ability to regain compliance for continued listing on NASDAQ; our ability to complete a combination with one or more target businesses; our ability to improve pipeline utilization levels; our ability to secure additional working capital to fund operations; performance of third party operators for properties where we have an interest; production from oil and gas properties that we have interests in; volatility of oil and gas prices; uncertainties in the estimation of proved reserves, in the projection of future rates of production, the timing of development expenditures and the amount and timing of property abandonment; costly changes in environmental and other government regulations for which Blue Dolphin is subject; and adverse changes in the global financial markets.  Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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